INCORPORATED UNDER THE LAWS OF

IDAHO


No
SHARES

TIMBERLINE RESOURCES CORPORATION

CAPITALIZATION $100,000 | 100,000,000 SHARES | CUSIP NO. 887133 10 6

Specimen

This Certifies that ______________________ *is the owner of*

______________ *Shares of* **$0.001** *each of the Capital Stock of*

TIMBERLINE RESOURCES CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ______ day of ______________ A.D. 20__.*

Thomas R. Dankowski (signature) — Secretary

Stephen Goss (signature) — President

Specimen

$0.001

Countersignature: ______________

Columbia Stock Transfer Company, P.O Box 2196, Coeur d'Alene, ID 83816-2196

For Value Received _______ hereby sell, assign and transfer
unto
Shares
of the Capital Stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint

to transfer the said Stock on the books of the within named
Corporation with full power of substitution in the premises.
Dated _______ 20
In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
[illegible] T CORRESPOND WITH THE NAME AS [illegible]
[illegible] CE OF THE CERTIFICATE IN EVERY [illegible]
[illegible] TERATION OR ENLARGEMENT [illegible]

CERTIFICATE
FOR
SHARES



OF THE
CAPITAL STOCK

ISSUED TO

DATED